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                                                                  Exhibit (a)(7)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------           --------------------------------------------------
                                  GIVE THE                                                   GIVE THE EMPLOYER
                                  SOCIAL SECURITY                                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:         NUMBER OF--               FOR THIS TYPE OF ACCOUNT:        NUMBER OF--
-------------------------------------------------           --------------------------------------------------
1. An individual's account        The individual             9. A valid trust, estate,       The legal entity
2. Two or more individuals        The actual owner              or pension trust             (Do not furnish
   (joint account)                of the account                                             the identifying
                                  or, if combined                                            number of the
                                  funds, the first                                           personal
                                  individual on                                              representative
                                  the account(1)                                             or trustee
3. Husband and wife (joint        The actual owner                                           unless the legal
   account)                       of the account                                             entity itself is
                                  or, if joint                                               not designated
                                  funds, the first                                           in the account
                                  individual on                                              title.)(5)
                                  the account(1)            10. Corporate account            The corporation
4. Custodian account of a         The minor(2)              11. Religious, charitable,       The organization
   minor (Uniform Gift to                                       or educational
   Minors Act)                                                  organization account
5. Adult and minor (joint         The adult or, if          12. Partnership account          The partnership
   account)                       the minor is the              held in the name of
                                  only                          the business
                                  contributor, the          13. Association, club, or        The organization
                                  minor(1)                      other tax-exempt
6. Account in the name of         The ward, minor,              organization
   guardian or committee for      or incompetent            14. A broker or registered       The broker or
   a designated ward, minor,      person(3)                     nominee                      nominee
   or incompetent person                                    15. Account with the             The public
7. a. The usual revocable         The grantor-                  Department of                entity
      savings trust account       trustee(1)                    Agriculture in the
      (grantor is also trustee)                                 name of a public
   b. So-called trust account     The actual                    entity (such as a
      that is not a legal or      owner(1)                      State or local
      valid trust under State                                   government, school
      law                                                       district, or prison)
8. Sole proprietorship            The owner(4)                  that receives
   account                                                      agricultural program
                                                                payments
-------------------------------------------------           --------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
 Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file a tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

 Unless otherwise noted herein, all references to section numbers or regulations are reference to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.